INDEPENDENT AUDITOR'S CONSENT

Smithway Motor Xpress, Inc.
401k Retirement Savings and Investment Plan

We consent to the use of our report incorporated herein by reference.

                              /s/ DENMAN & COMPANY, L.L.P.

                              DENMAN & COMPANY, L.L.P.

West Des Moines, Iowa
February 6, 1997